As filed with the Securities and Exchange Commission on December 16, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S–8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Fortegra Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	58-1461399
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
Fortegra Financial Corporation
100 West Bay Street
Jacksonville, FL 32202
(Address of Principal Executive Offices, Including Zip Code)

Fortegra Financial Corporation Employee Stock Purchase Plan
(Full Title of Plan)

Richard S. Kahlbaugh
President and Chief Executive Officer
Fortegra Financial Corporation
100 West Bay Street
Jacksonville, FL 32202
(866)-961-9529
(Name and Address, Including Zip Code,
and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:
Alexander D. Lynch, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
(212) 310-8000 (Phone)
(212) 310-8007 (Fax)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount to	Maximum Offering	Maximum Aggregate	Amount of
Title of Securities to be Registered	be Registered (1)	Price Per Share (2)	Offering Price (2)	Registration Fee
Common Stock, par value $0.01 per share	1,000,000 shares	$11.00	$11,000,000	$785

(1)	The securities to be registered are issuable under the Fortegra Financial Corporation Employee Stock Purchase Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act.

EXPLANATORY NOTE
          This registration statement registers shares of common stock, par value $0.01 per share (“Common Stock”), of Fortegra Financial Corporation (the “Registrant”) that may be issued and sold under the Fortegra Financial Corporation Employee Stock Purchase Plan (the “Plan”).
PART I
SECTION 10(a) PROSPECTUS
          The information specified in Items 1 and 2 of Part I of this Registration Statement on Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission:
•	The Registrant’s prospectus contained in the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-169550), in which there is set forth the Registrant’s audited financial statements for the year ended December 31, 2009 and Bliss and Glennon, Inc.’s audited financial statements for the year ended December 31, 2008;

•	The Registrant’s prospectus contained in the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-169550), in which there is set forth the Registrant’s audited balance sheet as of December 31, 2009 and Bliss and Glennon Inc.’s audited balance sheet as of December 31, 2008; and

•	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-169550), as amended, which description is incorporated by reference into the Form 8-A filed with the Securities and Exchange Commission on December 14, 2010, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of further updating such description.
          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.
          Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          None.

Item 6. Indemnification of Directors and Officers.
          Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
          Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
          The Registrant’s bylaws authorize the indemnification of its officers and directors, consistent with Section 145 of the Delaware General Corporation Law, as amended. The Registrant intends to enter into indemnification agreements with each of its directors and executive officers. These agreements, among other things, will require the Registrant to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of the Registrant, arising out of the person’s services as a director or executive officer.
          Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.
          Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.
          The Registrant expects to maintain standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to the Registrant with respect to indemnification payments that it may make to such directors and officers.

Item 7. Exemption from Registration Claimed.
          Not applicable.
Item 8. Exhibits.

Exhibit No.	Description

4.1	Fortegra Financial Corporation Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.33 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-169550)).

5.1	Legal Opinion of Weil, Gotshal & Manges LLP (filed herewith).

23.1	Consent of Johnson Lambert & Co. LLP, Independent Registered Public Accounting Firm.

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit No. 5.1).
Item 9. Undertakings.
(a)	The undersigned Registrant hereby undertakes:
(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
(a)	provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on this 16th day of December, 2010.

FORTEGRA FINANCIAL CORPORATION

By:	/s/ Richard S. Kahlbaugh
Name:	Richard S. Kahlbaugh
Title:	President and Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as this 16th day of December, 2010.

Signature	Title

/s/ Richard s. Kahlbaugh	President and Chief Executive Officer
Richard S. Kahlbaugh	(Principal Executive Officer)

/s/ Walter P. Mascherin	Senior Executive Vice President and Chief Financial Officer
Walter P. Mascherin	(Principal Financial Officer)

/s/ Michael Vrban	Executive Vice President and Chief Accounting Officer
Michael Vrban	(Principal Accounting Officer)

/s/ John R. Carroll	Director
John R. Carroll

/s/ J.J. Kardwell	Director
J.J. Kardwell

/s/ Alfred R. Berkeley, III	Director
Alfred R. Berkeley, III

/s/ Francis M. Colalucci	Director
Francis M. Colalucci

/s/ Frank P. Filipps	Director
Frank P. Filipps

/s/ Ted W. Rollins	Director
Ted W. Rollins

EXHIBIT INDEX

No.	Description

4.1	Fortegra Financial Corporation Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.33 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-169550)).

5.1	Legal Opinion of Weil, Gotshal & Manges LLP (filed herewith).

23.1	Consent of Johnson Lambert & Co. LLP, Independent Registered Public Accounting Firm.

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit No. 5.1).

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